ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	00003900915-77
	Filing Date and Time 05/06/2013 1:00 PM
	Entity Number E0224832013-8

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

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ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	eDoorways International Corporation
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Northwest Registered Agent, LLC. Name [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 442 Court St (Street Address), Elko (City), Nevada 89801 (Zip Code) Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 700 Million Par value per share: $ 0.0001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Gary F Kimmons (Name) 5551 West 6th Street, Ste 3210 (Street Address), Los Angeles (City), CA (State), 90036 (Zip Code) 2) Kathryn L Kimmons (Name) 5551 West 6th Street, Ste 3210 (Street Address), Los Angeles (City), CA (State), 90036 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Gary F Kimmons (Name) X [signature] Incorporator Signature 5551 West 6th Street, Ste 3210 (Address), Los Angeles (City), CA (State), 90036 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity May 6th, 2013 (Date)

This form must be accompanied by appropriate fees.

140301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number **20130304531-52**
Ross Miller Secretary of State State of Nevada	Filing Date and Time **05/06/2013 1:00 PM**
	Entity Number **E0224832013-8**

Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 1

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ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

eDoorways International Corporation
Name of constituent entity

Delaware
Jurisdiction

Corporation
Entity type *

and,

eDoorways International Corporation
Name of resulting entity

Nevada
Jurisdiction

Corporation
Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

☐ **The entire plan of conversion is attached to these articles.**

☒ **The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.**

☐ **The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.**

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 2

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ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: Gary F Kimmons

c/o: eDoorways International Corporation
10120 Inshore Drive
Austin, Texas 78730

5. Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: Time:

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

eDoorways International Corporation

Name of *constituent* entity

X Gary F Kimmons | CEO, President | May 1, 2013

Signature | Title | Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's articles.**

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

"090203"

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	**20140188870-99**
	Filing Date and Time **03/14/2014 11:14 AM**
	Entity Number **E0224832013-8**

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

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ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

eDOORWAYS INTERNATIONAL CORPORATION

2. The articles have been amended as follows: (provide article numbers, if available)

WHEREAS, the Board of Directors and the stockholders of the Company has approved an increase the Authorized Stock from 2,500,000,000 to 2,500,370,900 at a par value of .00001 and to retain 1,000 (1 Thousand) shares Authorized Preferred A and add 6 (6 Thousand) for a total of 7 (7 Thousand) Preferred A with a par value of .001.and to reduce Preferred B from 500,000 down to 1,100 shares Authorized Preferred B with a par value of .001.; and 1,000 (1 Thousand) shares of Preferred C at a par value of .001 and 1,000 Authorized shares of Preferred D with a par value of .001, and 50,000 shares Authorized Preferred F with a par value of .001, and 60,000 Authorized Preferred G at a par value of .001 and 10,000 shares Authorized Preferred H at a par value of .001 of . Total Common shares is 2,500,370,900 par value of .00001 and a total 130,100 preferred par value of .001for a total Authorized in all classes 2,500,501,000

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: 2/13/2014 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

090401

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the office of	Document Number
[signature]	20140188867-45
Ross Miller	Filing Date and Time
Secretary of State	03/14/2014 11:14 AM
State of Nevada	Entity Number
	E0224832013-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

EDOORWAYS INTERNATIONAL CORPORATION

2. Description of the original document for which correction is being made:

Certificate of Amendment filed on January 28, 2014

3. Filing date of the original document for which correction is being made: January 28, 2014

4. Description of the inaccuracy or defect:

WHEREAS, the Board of Directors of the Company and the stockholder of the Company has approved a proposal to increase the Authorized Stock of the Corporation from 695,000,000 to 2,500,000,000 at a par value of .00001 and to retain 1,000 (1 Thousand) shares Authorized Preferred A with a par value of .00001 and add 500,000 shares Authorized Preferred B with a par value of .00001; for a total Authorized in all classes of 2,500,501,000 with a par value of .00001..

5. Correction of the inaccuracy or defect:

WHEREAS, the Board of Directors and the stockholder of the Company has approved a proposal to increase the Authorized Stock of the Corporation from 1,000,000,000 to 2,500,501,000 with 2,500,370,900 common with a par value of .00001 Preferred A Authorized of 7,000 par value of .001 Preferred B Authorized of 1,100 par value of .001, Preferred C Authorized 1,000 par value of .001, Preferred D Authorized 1,000 par value of .001, Preferred F Authorized 50,000 par value of .001, Preferred G Authorized 60,000 par value of .001, Preferred H Authorized 10,000 par value of .001. Total common is 2,500,370,900 at par value .00001 and total Preferred is 130,100 par value of .001 Total Authorized is 2,500,501,00 all series

6. Signature:

X [signature]
Signature of Officer

CEO
Title*

March 6, 2014
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20150247972-09
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 06/01/2015 11:55 AM
	Entity Number E0224832013-8

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

eDoorways International Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

"Article 1: Name of the Corporation: The name of the corporation is Escue Energy, Inc."

"Article 3: Authorized Shares: The Corporation is authorized to issue Three Hundred Ninety-one Million One Thousand (391,001,000) shares of capital stock of which Two Hundred Fifty Million (250,000,000) are Common Shares, $0.00001 par value per share and One Hundred Forty-one Million One Thousand (141,001,000) are Preferred Shares, $0.001 par value per share, with One Thousand (1,000) shares being Series A Preferred Stock, Four Million (4,000,000) shares being Series B Preferred Stock, Fifty Million (50,000,000) shares being Series F Preferred Stock and Sixty Million (60,000,000) shares being Series G Preferred [Continued on Attachment page]

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 75%

4. Effective date and time of filing: (optional) Date: 6-15-15 Time: 9:00AM

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

eDoorways International Corporation
Certificate of Amendment to Articles of Incorporation
Attachment Page

Stock. The Preferred Shares may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

As of the effective date of this Amendment, there shall be One-for-Two Thousand (1-for-2,000) reverse split of the Corporation's Common Stock such that every Two Thousand (2,000) shares of Common Stock, $0.00001 par value, issued and outstanding immediately prior to the effective date (the "Old Common Stock") shall be recombined, reclassified and changed into One (1) share of the Corporation's Common Stock, $0.00001 par value (the "New Common Stock"), with any fractional interest rounded up to the nearest whole share"